EXHIBIT 3

                                    BYLAWS OF

                      THE FIRST OF LONG ISLAND CORPORATION

                                    ARTICLE I

                             OFFICES; CORPORATE SEAL

      Section 1. Corporation Office. The office of the corporation in New York shall be that set forth in the Certificate of Incorporation or in the most recent amendment of the Certificate of Incorporation or resolution of the Board of Directors filed with the Secretary of State of New York changing the corporation office.

      Section 2. Other Offices. The corporation may have such other offices, within or without the State of New York, as the Board of Directors shall, from time to time, determine.

      Section 3. Corporate Seal. The corporate seal of the corporation shall consist of the name of the corporation and the name of the State of incorporation and shall be in such form and bear such other inscription as the Board of Directors may determine. The failure to use such seal, however, shall not affect the validity of any documents executed on behalf of the corporation.

                                   ARTICLE II

                              SHAREHOLDER MEETINGS

      Section 1. Place and Time of Meetings. Meetings of the shareholders may be held at any place, within or without the State of New York, designated by the Board of Directors and, in the absence of such designation, shall be held at the office of the corporation in the State of New York. The Board of Directors shall designate the time of day for each meeting and, in the absence of such designation, every meeting of shareholders shall be held at three-thirty o'clock p.m.


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      Section 2. Annual Meetings.

      (a) Unless otherwise designated by the Board of Directors, the annual meeting of the shareholders shall be held on the third Tuesday of April of each year; provided, however, that the interval between two consecutive annual meetings shall not be more than thirteen (13) months nor less than ten (10) months.

      (b) At the annual meeting the shareholders, voting as provided in the Certificate of Incorporation, shall elect directors, and shall transact such other business as may properly come before them.

      Section 3. Special Meetings. A special meeting of the shareholders may be held at any time and for any purpose and may only be called by the President or the Board of Directors.

      Section 4. Quorum; Adjourned Meetings. The presence, in person or by proxy, of the holders of a majority of the shares entitled to vote at any annual or special meeting shall constitute a quorum for the transaction of business. In the absence of a quorum, any meeting may be adjourned to a subsequent date, provided notice of such adjournment is mailed to each shareholder entitled to vote at least five (5) days before such adjourned meeting. If a quorum is present, a meeting may be adjourned from time to time without notice other than announcement at such meeting. At adjourned meetings at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed. If a quorum is present, the shareholders may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

      Section 5. Voting. At any meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote either in person or by proxy. Each


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shareholder, unless the Certificate of Incorporation provides otherwise, shall have one vote for each share having voting power registered in his name on the books of the corporation. Upon the demand of any shareholder, the vote upon any question before the meeting shall be by ballot. All questions shall be decided by a majority vote of the number of shares entitled to vote and represented at the meeting at the time of the vote except where otherwise required by applicable law, the Certificate of Incorporation, or these Bylaws.

      Section 6. Closing of Books. The Board of Directors may fix a time, not more than fifty (50) nor less than ten (10) days preceding the date of any meeting of shareholders, as a record date for the determination of the shareholders entitled to notice of, and to vote at, such meeting, notwithstanding any transfer of shares on the books of the corporation after any record date so fixed. The Board of Directors may close the books of the corporation against the transfer of shares during the whole or any part of such period. If the Board of Directors fails to fix a record date for determination of the shareholders entitled to notice of, and to vote at, any meeting of shareholders, the record date shall be the fiftieth (50th) day preceding the date of such meeting.

      Section 7. Notice of Meetings. There shall be mailed to each shareholder, shown by the books of the corporation to be a holder of record of voting shares, at his address as shown by the books of the corporation, a notice setting out the time and place of each annual meeting and each special meeting, which notice shall be mailed not less than ten (10) days nor more than fifty (50) days prior thereto; except that notice of a meeting at which there is to be considered either (i) an agreement of merger or consolidation, (ii) a proposal to dispose of all or substantially all of the property and assets of the corporation, (iii) a proposal to dissolve the corporation, or (iv) a proposal to amend the Certificate of Incorporation, shall be mailed to all shareholders, whether entitled to vote or not, at least thirty (30) days prior to the date of such meeting. Every


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notice of any special meeting shall state the purpose or purposes for which the meeting has been called, pursuant to Section 3 of this Article, and the business transacted at all special meetings shall be confined to the purpose or purposes stated in the notice.

      Section 8. Waiver of Notice. Any shareholder, or the representative entitled to vote any shares so represented, may waive notice of any shareholder meeting by executing a written waiver of such notice either before, at or after such meeting; provided, however, that the attendance of any stockholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him.

      Section 9. Written Action. Any action which might be taken at a meeting of the shareholders may be taken without a meeting if done in accordance with
Section 615 of the New York Business Corporation Law, as the same may be amended from time to time, or in accordance with such other statutory provision as may be substituted therefor.

                                   ARTICLE III

                                    DIRECTORS

      Section 1. General. The property, affairs and business of the corporation shall be managed by the Board of Directors, each of whom shall be at least eighteen years of age.

      Section 2. Number and Qualifications. The Board of Directors of the corporation shall consist of not less than five nor more than fifteen directors, the exact number within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the full Board of Directors; provided, however, that no decrease in number shall shorten the term of any incumbent director. Directors should own a minimum of two hundred (200) shares.

      Section 3. Term. The Board of Directors shall be divided into two classes, Class I and Class II, which shall be as nearly equal in number as possible. Each director shall serve a term ending on the date of the second annual meeting following the annual meeting at which such director was elected; provided, however, that each initial director


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in Class I shall hold office until the annual meeting of shareholders in 1985;
and each initial director in Class II shall hold office until the annual meeting of shareholders in 1986.

      Section 4. Nominations.

      (a) Nominations for the election of directors may be made by the Board of Directors or by any shareholder entitled to vote for the election of directors. Such nominations shall be made by notice in writing, delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the corporation not less than fourteen (14) days nor more than fifty (50) days prior to any meeting of the shareholders called for the election of directors; provided, however, that if less than twenty-one (21) days' notice of the meeting is given to shareholders, such written notice shall be delivered or mailed, as prescribed, to the Secretary of the corporation not later than the close of the seventh day following the day on which notice of the meeting was mailed to shareholders. Notice of nominations which are proposed by the Board of Directors shall be given by the Chairman on behalf of the Board.

      (b) Each notice under subsection (a) shall set forth (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee and (iii) the number of shares of stock of the corporation which are beneficially owned by each such nominee.

      (c) The Chairman of the meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

      Section 5. Organization Meeting. As soon as practicable after each annual election of directors, the Board of Directors shall meet at the office of the corporation, or at such other place within or without the State of New York as may be designated by the


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Board of Directors, for the purpose of electing the officers of the corporation and for the transaction of such other business as shall come before the meeting.

      Section 6. Regular Meeting. The regular meetings of the Board of Directors shall be held, without notice, at the office of the corporation on the third Tuesday of each January, April, July and October. When any regular meeting of the Board falls upon a holiday, the meeting shall be held on the next banking business day unless the Board shall designate some other day.

      Section 7. Special Meetings. Special meetings of the Board of Directors may be called at any time by the Chairman, the President or at the request of three (3) or more of the directors and shall be held at such time and place as may be designated in the notice of such meeting.

      Section 8. Notice of Meetings. Notice of special meetings of the Board of Directors shall be given at least twenty-four (24) hours in advance thereof by mail, telephone, telegram, facsimile transmission, e-mail, delivery service, or in person.

      Section 9. Waiver of Notice. Notice of any meeting of the Board of Directors may be waived by a director either before, at, or after such meeting in a writing signed by such director; provided, however, that a director, by his attendance and participation in any action taken at any meeting of the Board of Directors, shall be deemed to have waived notice of such meeting.

      Section 10. Director and Committee Action by Conference Telephone. Any one or more members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board or committee by means of a conference telephone or similar equipment which allows all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at such a meeting.

      Section 11. Quorum. A majority of the whole Board of Directors shall constitute a quorum for the transaction of business, except that when a vacancy or vacancies exist, a majority of the remaining directors shall constitute a quorum.


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      Section 12. Vacancies, Increases in Number. Any vacancy occurring in the
Board of Directors (by death, resignation, removal for cause, increase in number pursuant to Section 2, or otherwise) may be filled by the affirmative vote of a majority of the remaining directors of the class in which the vacancy occurs. A director elected to fill a vacancy shall be elected to serve until the next annual meeting of shareholders, at which time a new director will be elected for that position.

      Section 13. Removal. At any meeting of shareholders called expressly for that purpose, any director or the entire Board of Directors may be removed, with cause, pursuant to the provisions of the Certificate of Incorporation. In the event that the entire Board or any one or more directors be so removed, new directors shall be elected at the same meeting.

      Section 14. Retirement. Each director shall retire at the annual meeting following his attaining the age of seventy-five (75).

      Section 15. Chairman of the Board. The Board of Directors shall appoint one of its members to be Chairman of the Board to serve at the pleasure of the Board. The Chairman so appointed may also be Chief Executive Officer of the Bank. He shall preside at the Annual Meeting of Shareholders and at all meetings of the Board of Directors. In addition to any specific powers conferred by these Bylaws, he shall also have and may exercise such further powers and duties as from time to time may be conferred upon or assigned to him by the Board of Directors.

      Section 16. Secretary to the Board. The Board of Directors may appoint a Secretary to the Board who shall keep the minutes of its meetings instead of the Secretary of the Corporation. The said person need not be a member of the Board of Directors.

      Section 17. Committees. The Board of Directors may establish such committees from time to time, making such regulations as it deems advisable with respect to the membership, authority and procedures of such committee of the Board of


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Directors; provided, however, that in no event shall a committee have power to amend these Bylaws.

      Section 18. Compensation. Directors who are not salaried officers of this corporation may receive such fixed sum per meeting attended or such fixed annual sum as may be determined, from time to time by resolution of the Board of Directors. All directors may receive their expenses, if any, of attendance at meetings of the Board of Directors or any committee thereof, if approved by resolution of the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving this corporation in any other Capacity and receiving proper compensation therefor.

                                   ARTICLE IV

                                    OFFICERS

      Section 1. Number. The officers of this corporation shall be a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary, and a Treasurer, and such other officers as the Board of Directors, in its discretion, may deem necessary. Any two offices, except those of President and Secretary, may be held by one person.

      Section 2. Election, Term of office, Qualifications. At each organization meeting of the Board of Directors the Board shall elect all of the officers of the corporation. All officers of the corporation except the President shall hold office until the annual meeting of the Board next succeeding their election to office, or until the election and qualification of their respective successors. The President shall continue to hold office until the election and qualification of his successor.

      Section 3. Chief Executive Officer. The Board of Directors shall appoint one of its members to be Chief Executive officer of the corporation, who may also serve as Chairman and/or President. The Chief Executive officer shall have general executive powers, and shall have and may exercise any and all other powers and duties pertaining


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by law, regulation or practice, to the office of Chief Executive Officer, or imposed by these Bylaws. He shall also have and may exercise such further powers and duties as from time to time may be conferred upon, or assigned to, him by the Board of Directors.

      Section 4. President. The Board of Directors shall appoint one of its members to be President of the corporation. He may also be Chief Executive Officer of the corporation, and, in the absence of the Chairman, he shall preside at meetings of the Board of Directors and at the Annual Meeting of Shareholders. He shall have general executive powers, and, in addition to any specific powers conferred by these Bylaws, he shall also have and may exercise such further powers and duties as from time to time may be conferred upon or assigned to him by the Board of Directors or the Chief Executive Officer. In the absence of the Chief Executive Officer, he shall perform all the duties of the Chief Executive Officer.

      Section 5. Vice President. Each Vice President shall have such powers and shall perform such duties as may be specified in the Bylaws or prescribed by the Board of Directors or by the President. In the event of absence or disability of the President, Vice Presidents shall succeed to his power and duties in the order designated by the Board of Directors.

      Section 6. Secretary. The Secretary shall keep accurate minutes of all meetings of the shareholders and the Board of Directors, shall give proper notice of meetings of shareholders and directors, and shall perform such other duties and have such other powers as the Board of Directors or the President may from time to time prescribe. However, the Board of Directors may, in its discretion, appoint additionally a Secretary to the Board who shall keep the minutes of its meetings instead of the Secretary of the Corporation.

      Section 7. Treasurer. The Treasurer, subject to the order of the Board of Directors, shall have the care and custody of the money, funds, valuable papers, and documents of the corporation (other than his own bond, if any, which shall be in the custody of the President), and shall have and exercise, under the supervision of the


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Board of Directors, all the powers and duties commonly incident to his office, and shall give bond in such form and amount and with such sureties as shall be required by the Board of Directors. The Treasurer shall keep accurate accounts of all monies of the corporation received or disbursed. He shall deposit all monies, drafts and checks in the name of, and to the credit of, the corporation in such banks and depositaries as a majority of the whole Board of Directors shall from time to time designate. He shall have power to endorse for deposit all notes, checks and drafts received by the corporation. He shall disburse the funds of the corporation in the manner prescribed by the Board of Directors, making proper vouchers therefor. He shall render to the President and the directors, whenever required, an account of all his transactions as Treasurer and of the financial condition of the corporation and shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the President.

      Section 8. Additional Officers and Agents. The Board of Directors, at its discretion, may appoint a general manager, one or more assistant treasurers, one or more assistant secretaries, and such other officers or agents as it may deem advisable, and may prescribe the duties of any such officer or agent.

                                    ARTICLE V

                                     SHARES

      Section I. Stock Certificates. Certificates of stock shall bear the seal of the corporation engraved thereon, and the signature of two persons. One shall be the signature of the Chairman of the Board, a Vice Chairman of the Board, the President or a Vice President. The other shall be the signature of the Secretary, an Assistant Secretary, the Treasurer, or an Assistant Treasurer. Such signatures may be manual signatures or facsimiles thereof. If the transfer agent or registrar of the corporation is other than the corporation, an affiliate or its employee, a certificate bearing facsimile signatures shall


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be manually countersigned by the transfer agent or registrar of the corporation, and the requirement for such countersignature by any such independent transfer agent or registrar shall be conspicuously noted on the face of the certificate. Each certificate shall recite on its face that the stock represented thereby is transferable only upon the books of the corporation upon surrender of the certificate properly endorsed.

      Section 2. Transfers. Shares of stock shall be transferable on the books of the corporation, and a transfer book shall be kept in which all transfers of stock shall be recorded. Every person becoming a shareholder by such transfer shall, in proportion to his shares, succeed to all rights and liabilities of the prior holder of such shares.

      Section 3. Loss of Certificates. Any shareholder claiming loss or destruction of a share certificate shall make an affidavit of that fact and, unless waived by the Chief Executive Officer or Treasurer, shall give the corporation a bond of indemnity to indemnify the corporation against any claim which may be made against it on account of the reissue of such certificate, whereupon a new certificate may be issued in the same tenor and for the same number of shares as the one alleged to have been destroyed or lost.

                                   ARTICLE VI

                                    DIVIDENDS

      Section 1. Dividends. Subject to the provisions of the Certificate of Incorporation, these Bylaws and applicable law, the Board of Directors may declare dividends from paid-in surplus, earned surplus or from net earnings for the current or preceding fiscal year of the corporation at such times and in such amounts as the Board shall deem advisable.

      Section 2. Record Date. Subject to any provisions of the Certificate of Incorporation, the Board of Directors may fix a date preceding the date fixed for the payment of any dividend or allotment of other rights as the record date for the determination of the shareholders entitled to receive payment of such dividend or


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allotment of such rights; and in such case only shareholders of record on the date so fixed shall be entitled to receive such payment or allotment notwithstanding any transfer of shares on the books of the corporation after such record date. The Board of Directors may close the books of the corporation against the transfer of shares during the whole or any part of such period.

                                   ARTICLE VII

                         BOOKS AND RECORDS; FISCAL YEAR

      Section 1. Books and Records. The Board of Directors of the corporation shall cause to be kept in the office of the corporation:

      (a) a share register, giving the names and addresses of the shareholders, the number and classes of shares held by each, and the dates on which the certificates therefor were issued;

      (b)   records of all proceedings of shareholders and directors;

      (c) such other records and books of account as shall be necessary and appropriate to the conduct of the corporate business; and

      (d)   Bylaws of the corporation and all amendments thereto.

      Section 2. Fiscal Year. The fiscal year of the corporation shall be the calendar year.

                                  ARTICLE VIII

                               INSPECTION OF BOOKS

      Section 1. Examination by Shareholders. Every shareholder of the corporation and every holder of a voting trust certificate shall have the right to examine, in person or by agent or attorney authorized in writing to represent the shareholder, at any reasonable time or times, for any proper purpose, and at the place or places where usually kept, the share register, books of account and records of the proceedings of the shareholders and directors and to make extracts therefrom.


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      Section 2. Information to Shareholders. Upon written request by a shareholder of the corporation, the Board of Directors shall furnish to him a statement of profit and loss for the last fiscal year and a balance sheet containing a summary of the assets and liabilities as of the close of such fiscal year.

                                   ARTICLE IX

               INDEMNIFICATION, CONTRACT WITH THE CORPORATION AND

                               LIABILITY INSURANCE

      Section 1. Indemnification. Any person who at any time (i) shall serve or shall have served as a director, officer, or employee of the corporation or (ii) at the request of the corporation, shall serve or shall have served any other corporation, association, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise as a director, trustee, officer, employee, or in any other capacity, and the heirs, executors and administrators of such person, shall be indemnified by the corporation in accordance with and to the fullest extent permitted by New York law, including the Business Corporation Law of the State of New York, as the same exists or may hereafter be amended. The foregoing right of indemnification or reimbursement shall not be exclusive of other rights to which such person may be entitled.

      Section 2. Contract with the Corporation. The provisions of this Article IX shall be deemed to be a contract between the corporation and each director and officer of the corporation who serves in any such capacity at any time while this Article IX and the relevant provisions of New York law, as the same exists or may hereafter be amended, may be in existence; and any amendment of any such law or of this Article IX shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

      Section 3. Liability Insurance. The corporation shall have the power, to the fullest extent permitted by New York law, as the same exists or may hereafter be amended, to purchase and maintain insurance on behalf of any person who is or was a


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director or officer against any liability asserted against him and incurred by him in such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against any such liability under the provisions of this Article IX.

                                    ARTICLE X

                                   AMENDMENTS

      Section 1. Subject to Section 2 of this Article, these Bylaws may be amended by a vote of the majority of the whole Board of Directors at any meeting.

      Section 2. Notwithstanding the provisions of Section 1 of this Article, the shareholders may amend or repeal any Bylaw by affirmative vote of seventy percent (70%) or more of the outstanding shares of capital stock of the corporation entitled to vote generally, cast at any annual meeting or at any special meeting of shareholders called for such purpose.


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